Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-252155, 333-236328, 333-222625, 333-218469, 333-215680, 333-211754, 333-208985, 333-203109, 333-196764, 333-194383, 333-185998, 333-180461, 333-171981, 333-147334, 333-157041, and 333-164469), Form S-3 (File Nos. 333-248238, 333-233623, 333-232860, 333-230672, 333-211944 and 333-211943) and Form S-1 (File Nos. 333-238317 and 333-234330) of NovaBay Pharmaceuticals, Inc. of our report dated March 25, 2021, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc., which appears in this Annual Report on Form 10‑K.

/s/ OUM & CO. LLP

San Francisco, California

March 25, 2021